Dutch Bros Inc. Announces Third Quarter 2022 Financial Results
Opened a Record 38 Shops, Revenues Increased 53% Year-over-Year to $198.6 Million
Raises Annual Guidance for Total Revenues
Targets 150 New Shop Openings for 2023; Reaching 800 Shops by the End of Next Year
GRANTS PASS, OREGON - November 9, 2022 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the third quarter ended September 30, 2022.
Joth Ricci, Chief Executive Officer and President of Dutch Bros Inc., stated, “We continue to execute our growth strategy, leveraging our strong team to open new shops and our proven operational playbook and loyalty program to engage and connect with new and existing customers. In the third quarter, we opened a record 38 shops, grew our revenue by more than 50%, and once again expanded our company-operated shop gross margins quarter-over-quarter. For perspective, we opened almost as many shops this quarter as we did during the entire year of 2019 and have opened at least 30 shops in 5 consecutive quarters. Dutch Bros’ portability and brand acceptance remains impressive as we grow from west to east across the country. Our 2020 and 2021 classes of new shops are generating annualized volumes that are approximately 10% higher than our system average and are exhibiting predictable and consistent sales performance and upward margin progression.”
He added, “Our new shops are fueling revenue growth, which increased 53.0% year-over-year to $198.6 million. Company-operated shop gross margins improved in the third quarter to 20.0%, 60bps higher than the second quarter and 720bps higher than the first quarter. During the quarter, we took pricing actions to partially combat inflationary pressures and benefited from operational improvements as well as the increased weighting of newer, higher-margin shops in our portfolio. We are now raising our annual revenue guidance based upon the performance of our new shops and our strong pipeline and remain confident in our expectation to generate at least $90.0 million in adjusted EBITDA1 this year.”
He concluded, “We expect to cap off our first full year as a public company by reaching our 2022 development target of at least 130 new shops. Based upon the availability of capable field leaders currently in our people development system and the total number of committed sites in our pipeline, we are targeting at least 150 new shop openings for 2023. This would enable us to reach 800 shops by the end of 2023, a goal we made as a private company five years ago when we had just 328 shops.”

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Third Quarter 2022 Highlights:
•Opened 38 new shops, 34 of which were company-operated, across 11 states. The shops opened in the third quarter of 2022 achieved an annualized AUV of $1.9 million.
•Total revenues grew 53.0% to $198.6 million as compared to $129.8 million in the same period of 2021.
•System same shop sales2 grew 1.7% as compared to the same period in 2021 and 11.4% on a 3-year stacked basis3. Included in the current period result is the positive benefit of effective aggregate pricing of approximately 9.1% taken in the last four quarters along with headwinds from sales transferred from existing shops to new shops of approximately 1.5%. Company-operated same shop sales grew 1.0% as compared to the same period of 2021 and 8.2% on a 3-year stacked basis3.
•Company-operated shop revenues increased 59.7% to $173.5 million as compared to $108.7 million in the same period of 2021.
•Company-operated shop gross profit was $34.7 million as compared to $23.1 million4 in the same period of 2021. In the third quarter of 2022, company-operated shop gross margins, which includes 260bps of pre-opening expenses, improved to 20.0%. This is a 60bps increase from the second quarter 2022 and a 720bps increase from the first quarter of 2022. Year-over-year, company-operated shop gross margins decreased 130bps.
•Company-operated shop contribution5, a non-GAAP financial measure, grew 61.8% to $44.3 million as compared to $27.4 million4 in the same period of 2021. In the third quarter of 2022, company-operated shop contribution margins, which includes 260bps of pre-opening expenses, improved to 25.6%. Year-over-year, company-operated shop margins increased 40 bps.
•Selling, general, and administrative expenses were $45.4 million (22.8% of revenue) as compared to $153.7 million4 (118.4% of revenue) in the same period of 2021.
•Adjusted selling, general, and administrative expenses5 were $34.7 million (17.5% of revenue) as compared to $24.2 million4 (18.6% of revenue) in the same period of 2021.
•Net income was $1.6 million as compared to a net loss of $(116.8) million4 in the same period of 2021.
•Adjusted EBITDA5, a non-GAAP financial measure, grew 32.8% to $27.8 million as compared to $21.0 million4 in the same period of 2021
•Adjusted net income5, a non-GAAP financial measure, was $14.3 million as compared to $11.4 million4 in the same period of 2021.
•Net income per share of Class A and Class D common stock - diluted was $0.03 as compared to net loss per share of $(0.24) in the same period of 2021.
•Adjusted net income per fully exchanged share of common stock5, a non-GAAP financial measure, was $0.09 as compared to $0.07 in the same period of 2021

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Outlook
Dutch Bros is raising guidance for total revenues and reaffirming other elements of its full-year 2022 outlook.

•Total system shop openings in 2022 are expected to be at least 130, of which at least 110 shops will be company-operated. In 2023, total system shop openings are expected to be at least 150.
•Total revenues are now projected to be at least $725 million.
•Same shop sales2 growth is estimated to be approximately flat.
•Adjusted EBITDA1 is estimated to be at least $90 million.
•Capital expenditures are estimated to be in the range of $175 million to $200 million, which includes approximately $15 million to $20 million for our new roasting facility that we project will open in late 2023 / early 2024.
_________________
1    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
2    Same shop sales is defined in the section “Select Financial Metrics”.
3    3-Year Stack is calculated as current quarter same shop sales growth plus the sum of the same shop sales growth from the same period of the prior two years. Same shop sales data is based on different shop bases for each time period.
4    The Company’s historical results have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see sections “Condensed Consolidated Statements of Operations”, “Company-operated Shop Results”, and “Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals”
5    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

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Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer and President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the third quarter ended September 30, 2022.
Event: Third Quarter 2022 Conference Call and Webcast
Date: Wednesday, November 9, 2022
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 641 locations across 14 states as of September 30, 2022.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!

Dutch Bros, our Windmill logo (), Dutch Bros Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2022, new shop openings, business strategies, potential growth opportunities and the effects of current market conditions. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “should,” “future,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the evolving COVID-19 pandemic, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 11, 2022, our Quarterly Report on Form 10-Q for the period ended September 30, 2022 to be filed with the SEC, and in our future reports to be filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2022	2021 ¹	2022	2021 ¹
REVENUES
Company-operated shops	$173,501	$108,661	$464,200	$289,548
Franchising and other	25,147	21,142	72,985	68,248
Total revenues	198,648	129,803	537,185	357,796

COSTS AND EXPENSES
Cost of sales	148,092	90,779	410,629	238,754
Selling, general and administrative	45,378	153,700	132,934	223,174
Total costs and expenses	193,470	244,479	543,563	461,928

INCOME (LOSS) FROM OPERATIONS	5,178	(114,676)	(6,378)	(104,132)

OTHER EXPENSE
Interest expense, net	(5,011)	(2,393)	(11,096)	(5,248)
Other expense, net	(1,944)	(1,041)	(1,662)	(1,099)
Total other expense	(6,955)	(3,434)	(12,758)	(6,347)

LOSS BEFORE INCOME TAXES	(1,777)	(118,110)	(19,136)	(110,479)
Income tax benefit	(3,371)	(1,280)	(2,700)	(716)
NET INCOME (LOSS)	$1,594	$(116,830)	$(16,436)	$(109,763)
Less: Net loss attributable to Dutch Bros OpCo prior to the Reorganization Transactions	—	(74,441)	—	(67,374)
Less: Net loss attributable to non-controlling interests	(169)	(31,312)	(12,346)	(31,312)
NET INCOME (LOSS) ATTRIBUTABLE TO DUTCH BROS INC.	$1,763	$(11,077)	$(4,090)	$(11,077)
Net income (loss) per share of Class A and Class D common stock [2]:
Basic	$0.03	$(0.24)	$(0.08)	$(0.24)
Diluted	$0.03	$(0.24)	$(0.08)	$(0.24)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	53,118	$45,807	50,719	$45,807
Diluted	54,418	$45,807	50,719	$45,807
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statement of operations with impacted line items presented below for the three and nine months ended September 30, 2021, respectively.
•Decrease in cost of sales of $0.3 million and $1.1 million
•Decrease in selling, general and administrative of less than $0.1 million and $0.4 million
•Decrease in total costs and expenses of $0.3 million and $1.5 million
•Increase in income from operations of $0.3 million and $1.5 million
•Increase in income before income taxes of $0.3 million and $1.5 million
•Increase in net income of $0.3 million and $1.5 million
•Increase in net income attributable to Dutch Bros OpCo prior to the Reorganization Transactions of $1.2 million
•Increase in net income attributable to non-controlling interests of $0.2 million
•Increase in net income attributable to Dutch Bros Inc of less than $0.1 million
2    Basic and diluted net income (loss) per share of Class A and Class D common stock are applicable only for periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO.

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DUTCH BROS INC.
Segment Financials

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands; unaudited)	2022	2021 ¹	2022	2021 ¹
Revenues:
Company-operated shops	$173,501	$108,661	$464,200	$289,548
Franchising and other	25,147	21,142	72,985	68,248
Total revenues	198,648	129,803	537,185	357,796
Cost of Sales:
Company-operated shops	138,781	85,550	381,623	219,407
Franchising and other	9,311	5,229	29,006	19,347
Total cost of sales	148,092	90,779	410,629	238,754
Segment gross profit:
Company-operated shops	34,720	23,111	82,577	70,141
Franchising and other	15,836	15,913	43,979	48,901
Total gross profit	50,556	39,024	126,556	119,042
Selling, general and administrative	(45,378)	(153,700)	(132,934)	(223,174)
Interest expense, net	(5,011)	(2,393)	(11,096)	(5,248)
Other expense, net	(1,944)	(1,041)	(1,662)	(1,099)
Loss before income taxes	$(1,777)	$(118,110)	$(19,136)	$(110,479)
Depreciation and amortization:
Company-operated shops	$9,624	$4,294	$25,071	$11,038
Franchising and other	1,478	1,703	4,340	4,728
All other	708	699	2,120	1,961
Total depreciation and amortization	$11,810	$6,696	$31,531	$17,727
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within segment financials with impacted line items presented below for the three and nine months ended September 30, 2021, respectively.
•Decrease in company-operated shops cost of sales of $0.3 million and $1.1 million
•Decrease in total cost of sales of $0.3 million and $1.1 million
•Increase in company-operated shops gross profit of $0.3 million and $1.1 million
•Increase in total gross profit of $0.3 million and $1.1 million
•Decrease in selling, general and administrative expenses of less than $0.1 million and $0.4 million
•Increase in income before income taxes of $0.3 million and $1.5 million

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	173,501	100.0	108,661	100.0	464,200	100.0	289,548	100.0

Beverage, food and packaging costs	47,092	27.1	27,846	25.6	126,262	27.2	71,564	24.7
Labor costs	49,000	28.3	33,307	30.7	138,001	29.8	87,695	30.3
Occupancy and other costs	28,517	16.4	17,041	15.7	78,141	16.8	42,484	14.7
Pre-opening costs	4,548	2.6	3,062	2.8	14,148	3.0	6,626	2.3
Depreciation and amortization	9,624	5.6	4,294	3.9	25,071	5.4	11,038	3.8
Company-operated shops gross profit	34,720	20.0	23,111	21.3	82,577	17.8	70,141	24.2
Company-operated shops contribution [2]	44,344	25.6	27,405	25.2	107,648	23.2	81,179	28.0
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the company-operated shop segment with the impacted line items are presented below for the three and nine months ended September 30, 2021, respectively.
•Decrease in company-operated shops labor costs of $0.3 million and $1.1 million
•Increase in company-operated shops gross profit of $0.3 million and $1.1 million
•Increase in company-operated shops contribution of $0.3 million and $1.1 million
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Nine Months Ended September 30,
(in thousands; unaudited)	2022	2021
Net cash flows provided by operating activities	$42,768	$72,304
Net cash flows used in investing activities	(139,411)	(76,781)
Net cash provided by (used in) financing activities	112,704	(1,300)
Net increase (decrease) in cash	$16,061	$(5,777)
Cash and cash equivalents at beginning of period	18,506	31,640
Cash and cash equivalents at end of period	$34,567	$25,863

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	September 30, 2022	December 31, 2021 ¹
ASSETS
Current assets:
Cash and cash equivalents	$34,567	$18,506
Accounts receivable, net	14,415	10,644
Inventories, net	33,713	23,345
Prepaid expenses and other current assets	11,110	8,796
Total current assets	93,805	61,291
Property and equipment, net	327,600	301,998
Finance lease right-of-use assets, net	214,903	—
Operating lease right-of-use assets, net	165,682	—
Intangibles, net	9,826	11,103
Goodwill	21,629	18,715
Deferred income tax assets, net	293,108	159,031
Other long-term assets	2,704	1,562
Total assets	$1,129,257	$553,700
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,973	$20,440
Accrued liabilities	22,850	20,970
Other current liabilities	6,446	6,471
Deferred revenue	28,829	22,807
Line of credit	85,752	64,104
Current portion of tax receivable agreements liability	450	450
Current portion of finance lease obligations	7,004	3,389
Current portion of operating lease obligations	9,462	—
Current portion of long-term debt	2,608	103
Total current liabilities	190,374	138,734
Deferred revenue, net of current portion	5,118	5,030
Tax receivable agreements liability, net of current portion	225,849	109,283
Finance lease obligations, net of current portion	209,257	79,588
Operating lease obligations, net of current portion	157,319	—
Long-term debt, net of current portion	96,879	3,503
Deferred rent	—	3,153
Other long-term liabilities	659	680
Total liabilities	885,455	339,971
Equity:
Common stock	2	2
Additional paid in capital	141,480	107,193
Accumulated other comprehensive income	848	—
Accumulated deficit	(16,647)	(12,679)
Total stockholders' equity attributable to Dutch Bros Inc. / members’ equity	125,683	94,516
Non-controlling interests	118,119	119,213
Total equity	243,802	213,729
Total liabilities and equity	$1,129,257	$553,700
_______________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the consolidated balance sheet as of December 31, 2021 with impacted line items presented below.
•Decrease in accrued liabilities of $3.5 million
•Decrease in total current liabilities of $3.5 million
•Decrease in total liabilities of $3.5 million
•Increase in additional paid in capital of $0.8 million
•Decrease in accumulated deficit of $0.2 million
•Increase in total stockholders’ equity attributable to Dutch Bros Inc. / members’ equity of $1.0 million
•Increase in non-controlling interests of $2.5 million
•Increase in total equity of $3.5 million

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except number of shops data; unaudited)	2022	2021 ¹	2022	2021 ¹
Shop count, beginning of period
Company-operated	336	207	271	182
Franchised	267	264	267	259
	603	471	538	441
Company-operated new openings	34	30	94	52
Franchised new openings	4	3	9	11
Acquisition of franchise shops	—	4	5	7
Shop count, end of period
Company-operated	370	241	370	241
Franchised	271	262	271	262
Total shop count	641	503	641	503

Average unit volume (AUV) [2]	N/A	N/A	$1,917	$1,808
Company-operated shops	N/A	N/A	$1,875	$1,699

Same shop sales growth [3,5]	1.7%	7.3%	1.4%	8.0%
Company-operated shops	1.0%	4.7%	1.1%	8.3%

Company-operated shop revenues	$173,501	$108,661	$464,200	$289,548
Company-operated gross profit	$34,720	$23,111	$82,577	$70,141
Company-operated shop contribution [4]	$44,344	$27,405	$107,648	$81,179
Company-operated shop gross profit as a % of company-operated shop revenue	20.0%	21.3%	17.8%	24.2%
Company-operated shop contribution as a % of company-operated shop revenues [4]	25.6%	25.2%	23.2%	28.0%

Net income (loss)	$1,594	$(116,830)	$(16,436)	$(109,763)
Adjusted EBITDA [4]	$27,830	$20,955	$61,431	$70,339
Net income (loss) as % of revenue	0.8%	(90.0)%	(3.1)%	(30.7)%
Adjusted EBITDA as % of revenue [4]	14.0%	16.1%	11.4%	19.7%

Systemwide sales [5]	$312,961	$241,254	$864,929	$673,297
Dutch Rewards member registrations [6]	566	509	1,551	2,738
___________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statement of operations, segment financials, company-operated shop segment financial results, and non-GAAP results for the three and nine months ended September 30, 2021 with impacted line items presented below.
•Net income prior period adjustment details are provided in the section “Condensed Consolidated Statements of Operations”.
•Company-operated segment gross profit and segment contribution prior period adjustment details are provided in the sections “Segment Financials” and “Company-operated Shop Results”.

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•Adjusted EBITDA prior period adjustment details are provided in the section “Non-GAAP Financial Measures”.
2    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
3    Same shop sales growth (decline) reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Systemwide shop base	452	384	414	354
Company-operated shop base	203	145	173	120
4    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
5    Systemwide sales and systemwide same shop sales include company-operated shop revenue and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
6    Dutch Rewards, a digitally-based rewards program available exclusively through the Dutch Rewards app, was launched February 2021. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across the industry by our investors.

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EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income taxes expense (benefit), and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses and donations associated with equity offerings, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, and loss on the remeasurement of the liability related to the TRAs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe the non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, loss on the remeasurement of the liability related to the TRAs, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.

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Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock – diluted, excluding per share impacts of equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe these measures facilitate a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros PubCo1 and/or Profit Interest Units in Dutch Bros OpCo2 to certain eligible employees. These awards are accounted for in accordance with guidance prescribed for in accounting for share-based compensation.
Expenses associated with equity offerings
Costs incurred as a result of our stock offerings. These costs include legal fees, consulting fees, tax and accounting fees, and payroll taxes related to the grant and vesting of stock awards for certain employees.
Donations associated with equity offerings
In connection with our IPO, we made a donation to the Dutch Bros Foundation. This donation is separate from other donations to the Dutch Bros Foundation that we may periodically make.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.
COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in-person engagement practices used pre-pandemic. The platform has

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been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.
Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.
TRA remeasurement
Loss impact on condensed consolidated statements of operations of adjustments to liabilities under our TRAs.
Dilutive effects of RSAs
Addition of incremental shares of RSAs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP and GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
___________
1    Dutch Bros PubCo refers to Dutch Bros Inc., a Delaware Corporation, of which its Class A common stock is publicly traded on the New York Stock Exchange under the symbol “BROS”.
2    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	34,720	20.0	23,111	21.3	82,577	17.8	70,141	24.2
Depreciation and amortization	9,624	5.6	4,294	3.9	25,071	5.4	11,038	3.8
Company-operated shop contribution	44,344	25.6	27,405	25.2	107,648	23.2	81,179	28.0
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1    The Company’s historical results for the three and nine months ended September 30, 2021 have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see section “Company-operated Shop Results”.

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	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income (loss)	1,594	0.8	(116,830)	(90.0)	(16,436)	(3.1)	(109,763)	(30.7)
Depreciation and amortization	11,810	5.9	6,696	5.2	31,531	5.9	17,727	5.0
Interest expense, net [2]	5,011	2.5	2,393	1.8	11,096	2.1	5,248	1.5
Income tax benefit	(3,371)	(1.7)	(1,280)	(1.0)	(2,700)	(0.5)	(716)	(0.2)
EBITDA	15,044	7.6	(109,021)	(84.0)	23,491	4.4	(87,504)	(24.5)
Equity-based compensation	10,649	5.4	124,779	96.1	30,995	5.8	147,761	41.3
Expenses associated with equity offerings	—	—	3,332	2.6	—	—	5,661	1.6
Donations associated with equity offerings	—	—	1,392	1.1	—	—	1,392	0.4
COVID-19: “thank you pay” and catastrophic leave	227	0.1	473	0.4	1,401	0.3	3,029	0.8
COVID-19: prepaid costs not utilized	—	—	—	—	1,200	0.2	—	—
Milestone events	—	—	—	—	2,434	0.5	—	—
TRAs remeasurement	1,910	1.0	—	—	1,910	0.4	—	—
Adjusted EBITDA	27,830	14.0	20,955	16.1	61,431	11.4	70,339	19.7

	Three Months Ended September 30,
	2022		2021 ¹
(in thousands; unaudited)	$	%	$	%
Selling, general, and administrative [3]	$45,378	22.8	$153,700	118.4
Equity-based compensation	(10,649)	(5.4)	(124,779)	(96.1)
Expenses associated with equity offerings	—	—	(3,332)	(2.6)
Donations associated with equity offerings	—	—	(1,392)	(1.1)
Adjusted selling, general, and administrative	$34,729	17.5	$24,197	18.6

	Three Months Ended September 30,
(in thousands; unaudited)	2022	2021 ¹
Net income (loss)	$1,594	$(116,830)
Equity-based compensation	10,649	124,779
Expenses associated with equity offerings	—	3,332
Donations associated with equity offerings	—	1,392
COVID-19: “thank you pay” and catastrophic leave	227	473
TRAs remeasurement	1,910	—
Income tax effects	(115)	(1,793)
Adjusted net income	$14,265	$11,353

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_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statements of operations and non-GAAP results for the three and nine months ended September 30, 2021 with impacted line items presented below.
•Decrease in selling, general, and administrative expenses of less than $0.1 million and $0.4 million
•Decrease in adjusted selling, general, and administrative expenses of less than $0.1 million and $0.4 million
•Increase in net income of $0.3 million and $1.5 million
•Increase in EBITDA of $0.3 million and $1.5 million
•Increase in adjusted EBITDA of $0.3 million and $1.5 million
•Increase in adjusted net income of $0.3 million
2    Effective for the three months ended September 30, 2022 and on a prospective basis, we recorded commitment fees for the unused portion of the revolving credit facility as interest expense. These amounts were previously recorded as selling, general, and administrative expense.
3    Selling, general, and administrative expenses include depreciation and amortization.

	Three Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2022	2021 ¹
Weighted-average shares of Class A and Class D common stock outstanding - diluted	54,418	45,807
Dilutive effects of RSAs	—	2,241
Assumed exchange of weighted-average Class B and Class C shares of common stock	107,920	113,705
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	162,338	161,753

Net income (loss) per share of Class A and Class D common stock - diluted	$0.03	$(0.24)
Controlling and non-controlling interest adjustments	(0.02)	(0.48)
Equity-based compensation	0.07	0.77
Expenses associated with equity offerings	—	0.02
Donations associated with equity offerings	—	0.01
TRAs remeasurement	0.01	—
Income tax effects	—	(0.01)
Adjusted net income per fully exchanged share of common stock	$0.09	$0.07
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1    Weighted-average shares, net income (loss) per share, and related adjustments on a diluted basis are applicable only for the periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO.

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